INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Whitman Medical Corporation on Form S-4 of our report dated February 4, 1995 and September 12, 1995 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Stockman Kast Ryan & Scruggs, P.C.

STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado

November 7, 1995